CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.625% Senior Notes Due 2022	$350,000,000	$40,110

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-178121 on Form S-3ASR.

Filed Pursuant to Rule 424(b)5
Registration No. 333-178121

PROSPECTUS SUPPLEMENT

(To prospectus dated November 22, 2011)

$350,000,000

W. R. Berkley Corporation

4.625% Senior Notes Due 2022

Interest will be payable on the notes each March 15 and September 15 to the holders in whose names such notes are registered at the close of business on the immediately preceding March 1 and September 1. The first interest payment will be made on September 15, 2012. The notes will mature on March 15, 2022, will be senior unsecured debt obligations of W. R. Berkley Corporation, and will be redeemable at W. R. Berkley Corporation’s option at any time, and from time to time, in whole or in part, at the redemption prices discussed under the caption “Description of Notes — Optional Redemption,” plus accrued and unpaid interest to, but not including, the date of redemption. We do not intend to apply for listing of the notes on any national securities exchange.

Investing in our notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus.

	Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to W. R. Berkley
Per Note	99.620%	0.650%	98.970%
Total	$348,670,000	$2,275,000	$346,395,000

(1) Plus accrued interest, if any, from March 16, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers on or about March 16, 2012.

Active Book-Runner

BofA Merrill Lynch

Joint Passive Book-Runners

Goldman, Sachs & Co.	Wells Fargo Securities

The date of this prospectus supplement is March 13, 2012.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The summary contains basic information about us, our notes and this offering. Because this is a summary, it does not contain all the information you should consider before investing in our notes. You should carefully read this summary together with the more detailed information, financial statements and notes to the financial statements contained elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. To fully understand this offering, you should read all of these documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “W. R. Berkley,” “we,” “us,” “our” or similar terms refer to W. R. Berkley Corporation, together with its subsidiaries.

W. R. Berkley Corporation

Introduction

We are an insurance holding company that is among the largest commercial lines writers in the United States. We operate in the following segments of the property casualty insurance business:

•	Specialty, including excess and surplus lines and admitted specialty lines;

•	Regional commercial lines property casualty;

•	Alternative Markets, including excess workers’ compensation, monoline workers’ compensation, accident and health, and insurance services;

•	Reinsurance, on both a facultative and treaty basis and participating in business written through Lloyd’s of London; and

•	International business in selected regions throughout the world.

Each of our five business segments is comprised of individual operating units that serve a market defined by geography, products, services or types of customers. Each of our operating units is positioned close to its customer base and participates in a niche market requiring specialized knowledge about a territory or product. This strategy of decentralized operations allows each of our units to identify and respond quickly and effectively to changing market conditions and local customer needs, while capitalizing on the benefits of centralized capital, investment and reinsurance management, and corporate actuarial, financial, enterprise risk management and legal staff support.

Our business approach is focused on meeting the needs of our customers, maintaining a high quality balance sheet, and allocating capital to our best opportunities. New businesses are started when opportunities are identified and when the right talent and expertise are found to lead a business. Of our 45 operating units, 38 have been organized and developed internally and seven have been added through acquisition.

Our Specialty insurance and Reinsurance operations are conducted throughout the United States and, on a limited basis, outside the United States. Regional insurance operations are conducted across the continental United States in five regions: the Midwest, Northeast, South (excluding Florida and Louisiana), Mid Atlantic, and North Pacific regions. Alternative Markets operations are conducted throughout the United States. Our International operations are conducted primarily in the United Kingdom, Continental Europe, South America, Australia, the Asia Pacific region, Scandinavia and Canada.

Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.

The Offering

Issuer	W. R. Berkley Corporation

Notes Offered	$350,000,000 principal amount of 4.625% Senior Notes due 2022

Maturity Date	March 15, 2022

Issue Price	99.620% of face amount plus accrued interest, if any, from March 16, 2012

Interest Rate	4.625% per year

Interest Payment Dates	March 15 and September 15, beginning on September 15, 2012, to the holders in whose names such notes are registered at the close of business on the immediately preceding March 1 and September 1. Interest will accrue from March 16, 2012.

Optional Redemption	The notes will be redeemable at W. R. Berkley Corporation’s option at any time, and from time to time, in whole or in part, at the redemption prices discussed under the caption “Description of Notes — Optional Redemption,” plus accrued and unpaid interest to, but not including, the date of redemption.

Sinking Fund	None

Ranking	The notes are unsecured and unsubordinated and will rank on a parity with all of the issuer’s existing and future unsecured and unsubordinated indebtedness.

Covenants	The supplemental indenture for the notes contains limitations on liens on the voting securities of our “principal subsidiaries,” as such term is defined in the section under the caption “Description of Notes — Limitation on Liens,” and on the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of our principal subsidiaries. The supplemental indenture also contains restrictions on the disposal of the common stock of these subsidiaries. These covenants are subject to important qualifications and limitations.

Use of Proceeds	We intend to use the net proceeds for general corporate purposes, including the repayment of indebtedness. Such indebtedness may include our $200 million principal amount of 5.875% senior notes, which mature on February 15, 2013. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and, in particular, should carefully read the section entitled “Risk Factors” on page S-3 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2011 and on page 5 of the accompanying prospectus before purchasing any of the notes.

RISK FACTORS

Before you invest in our notes, you should carefully consider the risks involved. Accordingly, you should carefully consider the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below and in our Annual Report on Form 10-K for the year ended December 31, 2011 and in the other documents incorporated by reference in this prospectus supplement.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have now and, after the offering, will continue to have a significant amount of indebtedness. On December 31, 2011, before giving effect to this offering, we had total indebtedness of $1,744 million, including our junior subordinated debentures.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

The terms of the notes do not impose any limitation on our or our subsidiaries’ ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the notes, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the notes;

•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

We are an insurance holding company and, therefore, may not be able to receive dividends in amounts needed to service our debt.

As an insurance holding company, our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. During 2012, the maximum amount of dividends that can be paid without regulatory approval is approximately $417 million. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations under the notes.

The notes will be effectively subordinated to the debts of our subsidiaries.

We have limited operations of our own and derive substantially all of our revenue and cash flow from our subsidiaries. None of our subsidiaries will guarantee the notes. Creditors of our subsidiaries (including policyholders and trade creditors) will generally be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the notes will effectively be subordinated to the prior payment of all of the debts (including amounts owed to policyholders and trade payables) of our subsidiaries.

If an active trading market does not develop for these notes you may not be able to resell them.

Prior to this offering, there was no public market for the notes. We do not intend to apply for listing of the notes on any national securities exchange. We cannot assure you that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Our management will have broad discretion to use the proceeds of this offering, and some uses may not yield a favorable return.

The net proceeds of this offering have not been allocated for specific uses. Our management will have broad discretion to spend the net proceeds from this offering in ways with which noteholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and credit rating, and could cause the price of the notes to decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and those documents incorporated by reference herein and therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “potential,” “continued,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements related to our outlook for the industry and for our performance for the year 2012 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to:

•	the cyclical nature of the property casualty industry;

•	the impact of significant competition;

•	the long-tail and potentially volatile nature of the insurance and reinsurance business;

•	product demand and pricing;

•	claims development and the process of estimating reserves;

•

investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments;

•	the effects of emerging claim and coverage issues;

•	the uncertain nature of damage theories and loss amounts;

•	natural and man-made catastrophic losses, including as a result of terrorist activities;

•	general economic and market activities, including inflation, interest rates and volatility in the credit and capital markets;

•

the impact of conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition;

•	continued availability of capital and financing;

•	the success of our new ventures or acquisitions and the availability of other opportunities;

•	the availability of reinsurance;

•	our retention under the Terrorism Risk Insurance Act of 2002, as amended;

•	the ability of our reinsurers to pay reinsurance recoverables owed to us;

•	foreign currency and political risks relating to our international operations;

•	other legislative and regulatory developments, including those related to business practices in the insurance industry;

•	credit risk relating to our policyholders, independent agents and brokers;

•	changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies;

•	the availability of dividends from our insurance company subsidiaries;

•	our ability to attract and retain key personnel and qualified employees;

•	potential difficulties with technology and/or data security;

•	the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and

•	other risks detailed from time to time in our filings with the Securities and Exchange Commission (“SEC”).

We describe some of these risks and uncertainties in greater detail under the caption “Risk Factors” above, beginning on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2012 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements speak only as of the date on which they are made. Our filings with the SEC, which discuss these risks and uncertainties, are described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

We estimate that we will receive approximately $346.1 million in net proceeds from this offering after deducting the underwriting discounts and commissions and our estimated net expenses for this offering of approximately $0.3 million.

We intend to use the net proceeds for general corporate purposes, including the repayment of indebtedness. Such indebtedness may include our $200 million principal amount of 5.875% senior notes, which mature on February 15, 2013. Until we use the net proceeds of this offering, we intend to invest the net proceeds primarily in U.S. Treasury and government agency obligations, money market funds and high grade corporate debt securities and commercial paper.

CAPITALIZATION

The following table shows our capitalization at December 31, 2011, and as adjusted to give effect to the principal amount of the notes offered by this prospectus supplement. You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
	(In thousands, except percentage data)
Debt	$1,500,503	$1,500,503
4.625% Senior Notes due 2022 offered hereby	—	350,000
Junior subordinated debentures	242,997	242,997

	1,743,500	2,093,500
Equity:
Preferred stock, par value $.10 per share:
No shares issued	—	—
Common stock, par value $.20 per share	47,024	47,024
Additional paid-in capital	941,109	941,109
Retained earnings	4,546,232	4,546,232
Accumulated other comprehensive income	354,851	354,851
Treasury stock, at cost	(1,880,790)	(1,880,790)

Total stockholders’ equity	4,008,426	4,008,426

Noncontrolling interests	7,526	7,526

Total equity	4,015,952	4,015,952

Total capitalization	$5,759,452	$6,109,452

Ratios:
Debt (including junior subordinated debentures) to total capitalization	30.3%	34.3%

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of the computation of ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, plus capitalized interest, amortization of financing costs and one-third of minimum rental payments under operating leases. The ratios set forth below do not reflect the pro forma effect of the issuance of the notes.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	5.2	6.2	4.9	4.5	12.3

DESCRIPTION OF NOTES

The notes offered by this prospectus supplement and the accompanying prospectus constitute a series of debt securities, which are described more fully in the accompanying prospectus, to be issued pursuant to an indenture, dated as of February 14, 2003, which we refer to as the senior indenture, between us and The Bank of New York Mellon, as trustee, as supplemented by the related supplemental indenture. We sometimes refer to the senior indenture and the related supplemental indenture, together, as the indenture. The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

The following description is a summary of selected portions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes.

Ranking

The notes:

•	are unsecured general obligations of W. R. Berkley Corporation;

•	are equal in right of payment with all existing and future unsecured senior debt of W. R. Berkley Corporation; and

•	are senior in right of payment to all existing and future subordinated debt of W. R. Berkley Corporation.

The notes will effectively rank junior to any secured indebtedness of W. R. Berkley Corporation and to all existing and future liabilities of our subsidiaries, including amounts owed to policyholders and trade payables. Since substantially all of our operations are conducted through subsidiaries, our cash flow and subsequent ability to service debt, including the notes, are dependent on the earnings of our subsidiaries and the distribution of those earnings through dividends, or upon loans or other payments of funds by the subsidiaries, to us. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amount pursuant to the notes or otherwise, whether by dividends, loans or other payments. In addition, since our significant subsidiaries are insurance companies, their ability to pay dividends to us is subject to regulatory limitations. See “Business — Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated in this prospectus supplement by reference.

As of December 31, 2011, before giving effect to this offering, we had approximately $1,744 million of indebtedness outstanding (including our junior subordinated debentures), none of which was secured. The indenture will permit us and our subsidiaries to incur additional debt.

Principal, Maturity and Interest

The notes are initially being offered in the aggregate principal amount of $350 million. We will issue the notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on March 15, 2022. We may, without the consent of the holders, increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as the notes being offered hereby.

Interest on the notes will accrue at the rate of 4.625% per year. Interest will be payable semi-annually in arrears on March 15 and September 15, beginning on September 15, 2012, to the holders in whose names such notes are registered at the close of business on the immediately preceding March 1 and September 1.

Interest on the notes will accrue from March 16, 2012 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

The notes are redeemable, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of such redemption, which we refer to as the “Redemption Date”) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 40 basis points, as calculated by an Independent Investment Banker;

plus, in either of the above cases, accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes (“Remaining Life”).

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means:

•

each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

We will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of notes to be redeemed. If we elect to redeem fewer than all of the notes, the trustee will select in a fair and appropriate manner the notes to be redeemed.

Unless we default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

Additional Covenants of W. R. Berkley

We refer you to the section entitled “Description of the Debt Securities” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants will apply to the notes for the benefit of the holders of the notes:

Limitation on Liens

Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the supplemental indenture limit our ability to pledge some of these securities. The supplemental indenture provides that, except for liens specifically permitted by the supplemental indenture, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

•

the voting securities of any “significant subsidiary,” or any subsidiary succeeding to any substantial part of the business now conducted by any significant subsidiary, which we refer to collectively as the “principal subsidiaries;” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without providing that the notes issued and outstanding under the supplemental indenture will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be secured.

Under the senior indenture, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we or one or more other subsidiaries own directly or indirectly more than 50% of the outstanding shares of the capital voting stock entitled to vote in the election of directors, managers or trustees thereof. Under the supplemental indenture, “significant subsidiary” means a subsidiary which meets any of the following conditions:

•	our and our other subsidiaries’ investments in and advances to the subsidiary exceed ten percent of our total assets as of the end of our most recently completed fiscal year;

•	our and our other subsidiaries’ proportionate share of the subsidiary’s total assets exceed ten percent of our total assets as of the end of our most recently completed fiscal year; or

•

our and our other subsidiaries’ equity in the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exceeds ten percent of our income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles for our most recently completed fiscal year.

As of the date of this prospectus supplement, our significant subsidiaries are Admiral Insurance Company, Berkley Insurance Company, Berkley Regional Insurance Company and Nautilus Insurance Company.

Restrictions on Certain Dispositions

The supplemental indenture also provides that we will not, and will not permit any of our subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the common stock of our principal subsidiaries (except to us or to one or more of our other subsidiaries or for the purpose of qualifying directors), unless:

•

the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or at the request of one of our subsidiaries;

•

the entire common stock that we or our subsidiaries own is disposed of in a single transaction or in a series of related transactions for consideration consisting of cash or other property that is at least equal to the fair value of such common stock; or

•

after giving effect to the issuance, sale, assignment, transfer or other disposition, we and our subsidiaries would own directly or indirectly at least 80% of the issued and outstanding common stock of such principal subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the fair value of such common stock.

The term “fair value,” when used with respect to common stock, means the fair value thereof as determined in good faith by our board of directors.

Defeasance

The provisions of the senior indenture relating to defeasance, which are described under the caption “Description of the Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes.

Book-Entry System, Form and Delivery

The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.

Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance System Public Limited Company (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.

To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the notes are being redeemed, DTC will determine the amount of the interest of each direct participant in the notes to be redeemed in accordance with DTC’s procedures.

In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC.

DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear

System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurances can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the notes and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes; or

•	an event of default under the indenture has occurred and is continuing with respect to the notes,

we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.

We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. We take no responsibility for the accuracy of this information. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, and does not purport to be a complete analysis of all potential tax effects. This discussion does not address all the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, United States expatriates, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, insurance companies, dealers in securities or currencies, traders in securities, U.S. Holders (defined below) whose functional currency is not the United States dollar, tax-exempt organizations, investors in pass-through entities, persons subject to the alternative minimum tax and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to holders purchasing the notes for cash pursuant to this prospectus supplement at the offering price on the cover page of this prospectus supplement. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

The discussion is based upon the Code, United States Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.

As used herein, a “U.S. Holder” means a beneficial owner of a note who or that is:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source;

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States person; or

•	a person whose worldwide income or gain is otherwise subject to U.S. federal income tax on a net income basis.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the notes (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder for U.S. federal income tax purposes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner generally will depend on the status and activities of the partnership and its partners. Such partner should consult its tax advisor as to the tax consequences.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

U.S. Holders

Stated Interest

A U.S. Holder must generally include stated interest on a note as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted basis in a note generally will be the U.S. Holder’s cost therefor. This gain or loss generally will be a capital gain or loss, and if the U.S. Holder has held the note for more than one year, such capital gain or loss will be considered long-term capital gain or loss, generally subject to tax at a current maximum marginal rate of 15% for U.S. Holders that are not corporations and 35% for U.S. Holders that are corporations. Absent additional legislation, the 15% rate for non-corporate U.S. Holders is scheduled to be increased to 20% for taxable years beginning on or after January 1, 2013. A U.S. Holder’s ability to deduct capital losses may be limited. Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange, redemption, retirement or other taxable disposition to the extent attributable to accrued and unpaid stated interest not previously included in income will be treated as ordinary interest income.

Medicare Contribution Tax on Net Investment Income

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its interest income on the notes and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare contribution tax to their income and gains in respect of their investment in the notes.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Interest

Subject to the discussion of backup withholding below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

•	such Non-U.S. Holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such Non-U.S. Holder is not a controlled foreign corporation that is related to us directly or constructively through stock ownership;

•	such Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•	we, or our paying agent, receive appropriate documentation, generally a completed IRS Form W-8BEN, establishing that the Non-U.S. Holder is not a U.S. person within the meaning of the Code.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate if the Non-U.S. Holder provides appropriate documentation) on payments of interest on the notes.

If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment in the U.S.), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax) but will not be subject to withholding so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation, generally a completed IRS Form W-8ECI.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment in the U.S.); or

•	the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS and backup withholding tax (currently at a rate of 28% and scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) may be collected in connection with payments of principal and interest on a note and payments of the proceeds of the sale of a note by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

In addition, a Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless such Non-U.S. Holder complies with certification procedures to establish that such Non-U.S. Holder is not a U.S. person, generally on an IRS Form W-8BEN or W-8ECI (or suitable substitute form).

Backup withholding tax is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of United States federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished thereto.

Legislation Regarding Foreign Account Tax Compliance

Legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on interest and gross proceeds from the disposition of certain debt instruments paid to certain foreign entities unless various information reporting and certain other requirements are satisfied. The withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. However, recently proposed Treasury Regulations provide that the withholding tax will not be imposed on payments pursuant to obligations outstanding as of December 31, 2012. Nonetheless, certain account information with respect to U.S. Holders who hold notes through certain foreign financial institutions may be reportable to the IRS. Investors should consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement, dated March 13, 2012, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite their names below:

Name	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$175,000,000
Goldman, Sachs & Co.	87,500,000
Wells Fargo Securities, LLC	87,500,000

Total	$350,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as active book-runner in connection with the sale of the notes. Goldman, Sachs & Co. and Wells Fargo Securities, LLC are acting as joint passive book-runners in connection with the sale of the notes.

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the notes if any are taken.

The underwriters initially propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of 0.400% of the principal amount of the notes. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.250% of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The following table shows the price to public, underwriting discounts and commissions, and proceeds before expenses to us:

	Per Note	Total
Price to public	99.620%	$348,670,000
Underwriting discounts and commissions	0.650	2,275,000

Proceeds, before expenses, to W. R. Berkley	98.970%	$346,395,000

We estimate that our total expenses relating to the offering, not including the underwriting discounts and commissions, will be approximately $0.3 million.

We do not intend to apply for listing of the notes on a national securities exchange, but have been advised by the underwriters that they intend to make a market in the notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, the notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if they repurchase previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Certain of the underwriters and their respective affiliates have, from time to time, performed or may perform various investment or commercial banking and financial advisory services for us or our affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these services. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC have acted as underwriters for certain of our previous public offerings of debt and equity securities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined under the laws of the applicable Relevant Member State;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), in any Relevant Member State subject to obtaining the prior consent of the underwriters as permitted under the Prospectus Directive; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to W. R. Berkley Corporation, and that it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York, will provide us with an opinion as to legal matters in connection with the notes offered by this prospectus supplement. Dewey & LeBoeuf LLP, New York, New York, will pass upon certain legal matters for the underwriters. As of March 12, 2012, Jack H. Nusbaum, Senior Partner of Willkie Farr & Gallagher LLP and a member of our board of directors, beneficially owned 74,827 shares of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedules of W. R. Berkley Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference in this prospectus supplement by reference to our Annual Report on Form 10-K of the year ended December 31, 2011 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

Our filings with the SEC are also available from the SEC’s web site at http://www.sec.gov. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s public reference rooms. Information about us is also available on our web site at http://www.wrberkley.com. Such information on our web site is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Proxy Statement dated April 5, 2011 for our 2011 Annual Meeting of Stockholders; and

•	Our Current Report on Form 8-K filed on March 1, 2012.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, call or write us at the following address: W. R. Berkley Corporation, Attn.: Ira S. Lederman, Secretary, at 475 Steamboat Road, Greenwich, Connecticut 06830, (203) 629-3000.

PROSPECTUS

W. R. Berkley Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants to Purchase Common Stock, Warrants to Purchase Preferred

Stock, Warrants to Purchase Debt Securities, Stock Purchase Contracts

and Stock Purchase Units

W. R. Berkley Capital Trust III

Preferred Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by

W. R. Berkley Corporation

We or the trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to or update the information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “WRB”. On November 21, 2011, the closing price of our common stock, as reported by the New York Stock Exchange, was $33.18 per share.

Investing in our or the trust’s securities involves risks. See “Risk Factors” on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the trust has authorized anyone else to provide you with different information. We and the trust are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is November 22, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trust filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process, relating to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantee described in this prospectus. Under this shelf process, we and the trust are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trust may sell its trust preferred securities. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the trust and the offered securities, please refer to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or the trust may offer. Each time we or the trust sells securities, we or the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated, all references in this prospectus to “W. R. Berkley,” “we,” “us,” “our,” the “Company” or similar terms refer to W. R. Berkley Corporation together with its subsidiaries, and all references in this prospectus to the “trust” refer to W. R. Berkley Capital Trust III.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “potential,” “continued,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus, including statements related to our outlook for the industry and for our performance for the year 2011 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information is not and should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to:

•	the cyclical nature of the property casualty industry;

•	the long-tail and potentially volatile nature of the insurance and reinsurance business;

•	product demand and pricing;

•	claims development and the process of estimating reserves;

•

investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments;

•	the impact of significant competition;

•	the uncertain nature of damage theories and loss amounts;

•	natural and man-made catastrophic losses, including as a result of terrorist activities;

•	general economic and market activities, including inflation, interest rates and volatility in the credit and capital markets;

•	the impact of the economic downturn, and the potential effect of any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition;

•	continued availability of capital and financing;

•	the success of our new ventures or acquisitions and the availability of other opportunities;

•	the availability of reinsurance;

•	our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007;

•	the ability of our reinsurers to pay reinsurance recoverables owed to us;

•	foreign currency and political risks relating to our international operations;

•	other legislative and regulatory developments, including those related to business practices in the insurance industry;

•	changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies;

•	the availability of dividends from our insurance company subsidiaries;

•	our ability to attract and retain key personnel and qualified employees; and

•	other risks detailed from time to time in our filings with the Commission.

We describe some of these risks and uncertainties in greater detail under the caption “Risk Factors” below and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2011 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus, any related prospectus supplement and the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they are made. Except to the extent required by applicable law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. For a discussion of factors that could cause actual results to differ, see “Risk Factors” below and the information contained in our publicly available filings with the Commission. These filings are described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

W. R. BERKLEY CORPORATION

Overview

We are an insurance holding company that is among the largest commercial lines writers in the United States. Through our subsidiaries, we presently operate in five segments of the property casualty insurance business:

•	specialty lines of insurance, including excess and surplus lines, premises operations, professional liability and commercial automobile;

•	regional commercial property casualty insurance;

•	alternative markets, including workers’ compensation and the management of self-insurance programs;

•	reinsurance, including treaty, facultative and Lloyd’s business; and

•	international.

Our decentralized structure provides us with the flexibility to respond to local or specific market conditions and to pursue specialty business niches. It also allows us to be closer to our customers in order to better understand their individual needs and risk characteristics. Our structure allows us to capitalize on the benefits of economies of scale through centralized capital, investment and reinsurance management and actuarial, financial and corporate legal staff support. Since 2006, we have formed 21 new operating units to capitalize on various business opportunities.

Our specialty insurance and reinsurance operations are conducted throughout the United States, and, on a limited basis, outside the United States. Regional insurance operations are conducted primarily in the Midwest, Northeast, Southern (excluding Florida and Louisiana), Mid Atlantic, and North Pacific regions of the United States. Alternative markets operations are conducted throughout the United States. Our international operations are conducted primarily in the United Kingdom, Continental Europe, Norway, South America, Australia, Southeast Asia and Canada.

Other Information

For further information regarding us and our financial information, you should refer to our recent filings with the Commission.

We were incorporated in Delaware in 1970 as the successor to a New Jersey corporation that was incorporated in 1967. Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.

W. R. BERKLEY CAPITAL TRUST III

The trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed by us, as sponsor of the trust, and the trustees for the trust; and

•	the filing of a certificate of trust with the Delaware Secretary of State on March 22, 2001.

The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the trust;

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our subordinated debt securities; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities and purchase of our subordinated debt securities.

We will indirectly or directly own all of the common securities of the trust. The common securities of the trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that trust, except that, if an event of default under the restated trust agreement resulting from an event of default under our subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

Unless otherwise disclosed in the related prospectus supplement, the trust has a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the trust. Unless otherwise disclosed in the applicable prospectus supplement, the trust’s business and affairs will be conducted by the trustees appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The duties and obligations of the trustees of the trust will be governed by the restated trust agreement of the trust.

Unless otherwise disclosed in the related prospectus supplement, two of the trustees of the trust will be administrative trustees. The administrative trustees will be persons who are employees or officers of or affiliated with us. One trustee of the trust will be the property trustee. The property trustee will be a financial institution that is not affiliated with us, that has a minimum amount of combined capital and surplus of not less than $50,000,000 and that will act as property trustee under the terms set forth in the applicable prospectus supplement. The property trustee will also act as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. In addition, one trustee of the trust, which trustee will reside in or have its principal place of business in the State of Delaware, will be the “Delaware trustee.” The Delaware trustee may be the property trustee, if it otherwise meets the requirements of applicable law. We will pay all fees and expenses related to the trust and the offering of preferred securities and common securities.

The principal executive offices for the trust is located at c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. The telephone number of the trust is (203) 629-3000.

RISK FACTORS

Our businesses face significant risks.    If any of the events or circumstances described as risks below actually occurs, our businesses, results of operations or financial condition could be materially and adversely affected. In such case, the market value of our securities could decline and you may lose part or all of your investment. You should carefully consider and evaluate all of the information included or incorporated in this prospectus and any prospectus supplement relating to the offering of these securities, including the risk factors listed below, before deciding whether to invest in our securities.

Risks Relating to Our Industry

Our results may fluctuate as a result of many factors, including cyclical changes in the insurance and reinsurance industry.

The results of companies in the property casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The demand for insurance is influenced primarily by general economic conditions, while the supply of insurance is often directly related to available capacity or the perceived profitability of the business. Over the past several years, we have faced increased competition in our business, including as a result of an increased flow of capital into the insurance and reinsurance industry, with both new entrants and existing insurers seeking to gain market share. This has resulted in decreased premium rates and at times less favorable contract terms and conditions. The adequacy of premium rates is affected mainly by the severity and frequency of claims, which are influenced by many factors, including natural disasters, regulatory measures and court decisions that define and expand the extent of coverage and the effects of economic inflation on the amount of compensation due for injuries or losses. In addition, investment rates of return may impact rate adequacy. These factors can have a significant impact on ultimate profitability because a property casualty insurance policy is priced before its costs are known, as premiums usually are determined long before claims are reported. These factors could produce results that would have a negative impact on our results of operations and financial condition.

Our actual claims losses may exceed our reserves for claims, which may require us to establish additional reserves.

Our gross reserves for losses and loss expenses were approximately $9 billion as of September 30, 2011. Our loss reserves reflect our best estimates of the cost of settling claims and related expenses with respect to insured events that have occurred.

Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what management expects the ultimate settlement and claims administration will cost for claims that have occurred, whether known or unknown. The major assumptions about anticipated loss emergence patterns are subject to unanticipated fluctuation. These estimates, which generally involve actuarial projections, are based on management’s assessment of facts and circumstances then known, as well as estimates of future trends in claims severity and frequency, inflation, judicial theories of liability, reinsurance coverage, legislative changes and other factors, including the actions of third parties which are beyond our control.

The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where long periods of time elapse before a definitive determination of liability is made and settlement is reached. In periods with increased economic volatility, such as under the current financial market conditions, it becomes more difficult to accurately predict claim costs. It is especially difficult to estimate the impact of inflation on loss reserves given the current economic environment and related government actions. Reserve estimates are continually refined in an ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, we cannot assure that our current reserves will prove adequate in light of subsequent events. Should we need to increase our reserves, our pre-tax income for the period would decrease by a corresponding amount.

We decreased our estimates for claims occurring in prior years by $142 million in the first nine months of 2011, $253 million in 2010, $234 million in 2009, $196 million in 2008 and $106 million in 2007, and increased our estimates by $27 million in 2006. We, along with the property casualty insurance industry in general, have experienced higher than expected losses for certain types of business written from 1999 to 2002. Although our reserves reflect our best estimate of the costs of settling claims, we cannot assure you that our claim estimates will not need to be increased in the future.

We discount our reserves for excess and assumed workers’ compensation business because of the long period of time over which losses are paid. Discounting is intended to appropriately match losses and loss expenses to income earned on investment securities supporting liabilities. The expected loss and loss expense payout pattern subject to discounting is derived from our loss payout experience. Changes in the loss and loss expense payout pattern are recorded in the period they are determined. If the actual loss payout pattern is shorter than anticipated, the discount will be reduced and pre-tax income will decrease by a corresponding amount.

As a property casualty insurer, we face losses from natural and man-made catastrophes.

Property casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. For example, weather-related losses were $139 million in the first nine months of 2011, $81 million in 2010, $63 million in 2009, $114 million in 2008, $34 million in 2007 and $39 million in 2006.

Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires, as well as terrorist activities. The incidence and severity of catastrophes are inherently unpredictable but have increased in recent years. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Some catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property and casualty lines, and most of our past catastrophe-related claims have resulted from severe storms. Seasonal weather variations or the impact of climate change may affect the severity and frequency of our losses. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could produce significant losses and have a material adverse effect on our results of operations and financial condition.

We face significant competitive pressures in our businesses, which have reduced premium rates and could harm our ability to maintain or increase our profitability and premium volume.

We compete with a large number of other companies in our selected lines of business. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and reinsurers, other regional companies, as well as mutual companies, specialty insurance companies, underwriting agencies and diversified financial services companies, some of which have implicit or explicit government support. Competitiveness in our businesses is based on many factors, including premium charges, ratings assigned by independent rating agencies, commissions paid to producers, the perceived financial strength of the company, other terms and conditions offered, services provided (including ease of doing business over the internet), speed of claims payment and reputation and experience in the lines to be written.

Some of our competitors, particularly in the reinsurance business, have greater financial and marketing resources than we do. These competitors within the reinsurance segment include Swiss Re, Munich Re, Berkshire Hathaway, Transatlantic Reinsurance, and Partner Re. We expect that perceived financial strength, in particular, will become more important as customers seek high quality reinsurers. Certain of our competitors operate from Bermuda or other tax advantaged or less regulated jurisdictions that may provide them with additional competitive and pricing advantages.

Over the past several years, we have faced increased competition in our business, particularly in our reinsurance and specialty segments, as increased supply has led to reduced prices and, at times, less favorable terms and conditions. Our specialty segment has encountered increased competition from admitted companies seeking to increase market share. We expect to continue to face strong competition in these and our other lines of business and may continue to experience reduced pricing and weaker terms and conditions.

This intense competition could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates and retain existing business or write new products at adequate rates or on acceptable terms and conditions. If we are unable to retain existing business or write new business at adequate rates and on acceptable terms and conditions, our results of operations could be materially and adversely affected.

Conditions in the financial markets and the effect of the economic downturn have had and may continue to have a negative impact on our results of operations and financial condition, particularly if such conditions continue.

The significant volatility and uncertainty experienced in financial markets around the world during the past several years and the effect of the economic downturn have continued. Although the U.S. and various foreign governments have taken various actions to try to stabilize the financial markets, the ultimate effectiveness of such actions remains unclear. Therefore, volatility and uncertainty in the financial markets and the resulting negative economic impact may continue for some time.

While we monitor conditions in the financial markets, we cannot predict future conditions or their impact on our results of operations and financial condition. Depending on conditions in the financial markets, we could incur additional realized and unrealized losses in our investment portfolio in future periods, and financial market volatility and uncertainty and an economic downturn could have a significant negative impact on third parties that we do business with, including insureds and reinsurers.

We, as a primary insurer, may have significant exposure for terrorist acts.

To the extent an act of terrorism, whether a domestic or foreign act, is certified by the Secretary of Treasury, we may be covered under the Terrorism Risk Insurance Act of 2002, as amended on December 22, 2005 and further amended on December 26, 2007 (“TRIA”), for up to 85% of our losses for certain property/casualty lines of insurance. However, any such coverage would be subject to a mandatory deductible based on 20% of earned premium for the prior year for the covered lines of commercial property and casualty insurance. Based on our 2010 earned premiums, our deductible under TRIA during 2011 is approximately $503 million. TRIA is in effect through December 31, 2014 unless extended or replaced by a similar program. The coverage provided under TRIA does not apply to reinsurance that we write.

Our earnings could be more volatile because of our significant level of retentions.

As compared to a number of our competitors, we maintain significant retention levels in premiums written. We purchase less reinsurance, the process by which we transfer, or cede, part of the risk we have assumed to a reinsurance company, thereby retaining more risk. As a result, our earnings could be more volatile and increased severities are more likely to have a material adverse effect on our results of operations and financial condition.

We are subject to extensive governmental regulation, which increases our costs and could restrict the conduct of our business.

We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

•	standards of solvency, including risk-based capital measurements;

•	restrictions on the nature, quality and concentration of investments;

•	requiring certain methods of accounting;

•	rate and form regulation pertaining to certain of our insurance businesses; and

•	potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

State insurance departments conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. Federal financial services modernization legislation and legislative and regulatory initiatives taken or which may be taken in response to the current conditions in the financial markets and the ongoing economic downturn may lead to additional federal regulation of the insurance industry in the coming years.

On July 21, 2010, President Obama signed into law the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) which effects sweeping changes to financial services regulation in the United States. The Dodd-Frank Act establishes the Financial Services Oversight Council (“FSOC”) which is authorized to recommend that certain systemically significant non-bank financial companies, including insurance companies, be regulated by the Board of Governors of the Federal Reserve. The Dodd-Frank Act also establishes a Federal Insurance Office (“FIO”) and authorizes the federal preemption of certain state insurance laws. FSOC and the FIO are authorized to study, monitor and report to Congress on the U.S. insurance industry and the significance of global reinsurance to the U.S. insurance market. The potential impact of the Dodd-Frank Act on the U.S. insurance business is not clear, however, our business could be affected by changes to the U.S. system of insurance regulation or our designation or the designation of insurers or reinsurers with which we do business as systemically significant non-bank financial companies.

Although U.S. state regulation is the primary form of regulation of insurance and reinsurance, in addition to the changes brought about by the Dodd-Frank Act, Congress has considered over the past years various proposals relating to the creation of an optional federal charter, repeal of the insurance company antitrust exemption from the McCarran Ferguson Act, and tax law changes. We may be subject to potentially increased federal oversight as a financial institution. Also, foreign governments regulate our international operations.

With respect to international measures, an EU directive concerning the capital adequacy, risk management and regulatory reporting for insurers and reinsurers (“Solvency II”) which was adopted by the European Parliament in April 2009, may affect our insurance businesses. Solvency II is expected to apply to insurers beginning in early 2014. Implementation of Solvency II may require us to utilize a significant amount of resources to ensure compliance. In addition, Solvency II may have the effect of increasing the capital requirements of our EU domiciled insurers. Solvency II provides for the supervision of group solvency. Our capital requirements may be adversely affected if the EU Commission finds that the insurance regimes of our third-country domiciled companies are not equivalent to the requirements of Solvency II.

We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. Also, changes in the level of regulation of the insurance industry, whether federal, state or foreign, or changes in laws or regulations themselves or interpretations by regulatory authorities, restrict the conduct of our business.

In certain of our insurance businesses, the rates we charge our policyholders are subject to regulatory approval. Certain lines of business are subject to a greater degree of regulatory scrutiny than others. For example, the workers’ compensation business is highly regulated. For the nine months ended September 30, 2011, approximately 17% of our net premiums written represented primary workers’ compensation business. Over the past several years, rates for primary workers’ compensation business written in the State of California have declined significantly as a result of workers’ compensation reform. Of our net premiums written during the first nine months of 2011, approximately 2% represented primary workers’ compensation business written in the State of California.

Risks Relating to Our Business

We cannot guarantee that our reinsurers will pay in a timely fashion, if at all, and, as a result, we could experience losses.

We purchase reinsurance by transferring part of the risk that we have assumed, known as ceding, to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer contractually liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. Accordingly, we bear credit risk with respect to our reinsurers, and if our reinsurers fail to pay us, our financial results would be adversely affected. Underwriting results and investment returns of some of our reinsurers may affect their future ability to pay claims. As of September 30, 2011, the amount due from our reinsurers was approximately $1,187 million, including amounts due from state funds and industry pools where it was intended that we would bear no risk. Certain of these amounts due from reinsurers are secured by letters of credit or by funds held in trust on our behalf.

We are rated by A.M. Best, Standard & Poor’s, and Moody’s, and a decline in these ratings could affect our standing in the insurance industry and cause our sales and earnings to decrease.

Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Certain of our insurance company subsidiaries are rated by A.M. Best, Standard & Poor’s and Moody’s Investors Services. While A.M. Best, Standard & Poor’s and Moody’s ratings reflect their opinions as to a company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders, they are not evaluations directed to investors and are not recommendations to buy, sell or hold our securities. Our ratings are subject to periodic review, and we cannot assure you that we will be able to retain those ratings.

Twenty-six of our twenty-seven insurance company subsidiaries rated by A.M. Best Company, Inc. (“A.M. Best”) have ratings of A+ (Superior) (the second highest rating out of fifteen possible ratings), and one is rated A (Excellent) (the third highest rating). Twenty-two of our twenty-three insurance company subsidiaries rated by Standard & Poor’s (“S&P”) have financial strength ratings of A+ (Strong) (the seventh highest rating out of twenty-seven possible ratings), and one is rated A (Strong) (the eighth highest rating). Our Moody’s ratings are A2 for Berkley Insurance Company, Berkley Regional Insurance Company and Admiral Insurance Company (the sixth highest rating out of twenty-one possible ratings).

If our ratings are reduced from their current levels by A.M. Best, Standard & Poor’s or Moody’s, our competitive position in the insurance industry could suffer and it would be more difficult for us to market our products. A significant downgrade could result in a substantial loss of business as policyholders move to other companies with higher claims-paying and financial strength ratings.

If market conditions cause reinsurance to be more costly or unavailable, we may be required to bear increased risks or reduce the level of our underwriting commitments.

As part of our overall risk and capacity management strategy, we purchase reinsurance for certain amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure. Market conditions beyond our control determine the availability and cost of the reinsurance protection we seek to purchase, which may affect the level of our business and profitability. Our reinsurance contracts are generally subject to annual renewal. We may be unable to maintain our current reinsurance contracts or to obtain other reinsurance contracts in adequate amounts and at favorable rates. In addition, we may be unable to obtain reinsurance on terms acceptable to us relating to certain lines of business that we intend to begin writing. If we are unable to renew our expiring contracts or to obtain new reinsurance contracts, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks.

Depending on conditions in the financial markets and the economic downturn, we may be unable to raise debt or equity capital if needed.

If the current conditions in the financial markets and the economic downturn continue, we may be unable to access debt or equity capital on acceptable terms if needed, which could have a negative impact on our ability to invest in our insurance company subsidiaries and/or to take advantage of opportunities to expand our business, such as possible acquisitions and new ventures.

Our international operations expose us to investment, political and economic risks, including foreign currency and credit risk.

Our expanding international operations in the United Kingdom, Continental Europe, Norway, South America, Australia, Southeast Asia and Canada expose us to investment, political and economic risks, including foreign currency and credit risk. Changes in the value of the U.S. dollar relative to other currencies could have an adverse effect on our results of operations and financial condition.

Our investments in non-U.S.-denominated securities are subject to fluctuations in non-U.S. securities and currency markets, and those markets can be volatile. Non-U.S. currency fluctuations also affect the value of any dividends paid by our non-U.S. subsidiaries to their parent companies in the U.S.

We may not find suitable acquisition candidates or new insurance ventures and even if we do, we may not successfully integrate any such acquired companies or successfully invest in such ventures.

As part of our present strategy, we continue to evaluate possible acquisition transactions and the start-up of complementary businesses on an ongoing basis, and at any given time we may be engaged in discussions with respect to possible acquisitions and new ventures. We cannot assure you that we will be able to identify suitable acquisition transactions or insurance ventures, that such transactions will be financed and completed on acceptable terms or that our future acquisitions or start-up ventures will be successful. The process of integrating any companies we do acquire or investing in new ventures may have a material adverse effect on our results of operations and financial condition.

We may be unable to attract and retain key personnel and qualified employees.

We depend on our ability to attract and retain key personnel, including our Chairman and CEO, COO, senior executive officers, presidents of our operating units, experienced underwriters and other skilled employees who are knowledgeable about our business. If the quality of our underwriting team and other personnel decreases, we may be unable to maintain our current competitive position in the specialized markets in which we operate, and be unable to expand our operations into new markets.

Risks Relating to Our Investments

A significant amount of our assets is invested in fixed maturity securities and is subject to market fluctuations.

Our investment portfolio consists substantially of fixed maturity securities. As of September 30, 2011, our investment in fixed maturity securities was approximately $11 billion, or 84% of our total investment portfolio. As of that date, our portfolio of fixed maturity securities consisted of the following types of securities: U.S. Government securities (9%); state and municipal securities (48%); corporate securities (24%); mortgage-backed securities (14%) and foreign government bonds (5%).

The fair value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. The fair value of fixed maturity securities generally decreases as interest rates rise. Conversely, if interest rates decline, investment income earned from future investments in fixed maturity securities will be lower. In addition, some fixed maturity securities, such as mortgage-backed and other asset-backed securities, carry prepayment risk as a result of interest rate fluctuations.

The value of investments in fixed maturity securities is subject to impairment as a result of deterioration in the credit worthiness of the issuer, default by the issuer (including states and municipalities) in the performance of its obligations in respect of the securities and/or increases in market interest rates. To a large degree, the credit risk we face is a function of the economy; accordingly, we face a greater risk in an economic downturn or recession. Although the historical rates of default on state and municipal securities have been relatively low, our state and municipal fixed maturity securities could be subject to a higher risk of default or impairment due to declining municipal tax bases and revenue. The economic downturn has resulted in many states and municipalities operating under deficits or projected deficits, the severity and duration of which could have an adverse impact on both the valuation of our state and municipal fixed maturity securities and the issuer’s ability to perform its obligations thereunder. Additionally, our investments are subject to losses as a result of a general decrease in commercial and economic activity for an industry sector in which we invest, as well as risks inherent in particular securities.

Although we attempt to manage these risks through the use of investment guidelines and other oversight mechanisms and by diversifying our portfolio and emphasizing preservation of principal, our efforts may not be successful. Impairments, defaults and/or rate increases could reduce our net investment income and net realized investment gains or result in investment losses. Investment returns are currently, and will likely continue to remain, under pressure due to the significant volatility currently experienced in the financial markets, economic uncertainty, more generally, and the shape of the yield curve. As a result, our exposure to the risks described above could materially and adversely affect our results of operations.

We invest some of our assets in equity securities, merger arbitrage securities, investment funds, private equity and real estate related assets, which may decline in value.

We invest a portion of our investment portfolio in equity securities, merger arbitrage securities, investment funds, private equity and real estate related assets. At September 30, 2011, our investment in these assets was approximately $2 billion, or 16%, of our investment portfolio. We reported provisions for other than temporary impairments in the value of these assets of approximately $400,000 during the first nine months of 2011, $9 million in 2010, $63 million in 2009 and $427 million in 2008, and losses from investment funds of none during the first nine months of 2011, $8 million in 2010, $174 million in 2009 and $4 million in 2008.

Merger and arbitrage trading securities were $384 million, or 3%, of our investment portfolio at September 30, 2011. Merger arbitrage involves investing in the securities of publicly held companies that are the targets in announced tender offers and mergers. Merger arbitrage differs from other types of investments in its focus on transactions and events believed likely to bring about a change in value over a relatively short time period, usually four months or less. Our merger arbitrage positions are exposed to the risk associated with the completion of announced deals, which are subject to regulatory as well as political and other risks.

Investments in real estate, publicly traded real estate investment trusts, real estate investment funds and limited partnerships and loans receivable were $963 million, or 7%, of our investment portfolio at September 30, 2011. The values of our real estate related investments are subject to fluctuations based on changes in the economy in general and real estate valuations in particular. These investments have been subject to significant volatility as a result of the current conditions in the financial markets. In addition, our investments in real estate related assets are less liquid than our other investments.

Risks Relating to Purchasing Our Securities

We are an insurance holding company and, therefore, may not be able to receive dividends in needed amounts.

As an insurance holding company, our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying dividends to stockholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as regulatory restrictions. As a result, in the future we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations or pay dividends. During 2011, the maximum amount of dividends that can be paid without regulatory approval is approximately $490 million. As of September 30, 2011, our insurance company subsidiaries have paid us approximately $483 million of dividends, leaving approximately $7 million of such dividends that are permitted to be paid during 2011 without regulatory approval.

We are subject to certain provisions that may have the effect of hindering, delaying or preventing third party takeovers, which may prevent our stockholders from receiving premium prices for their shares in an unsolicited takeover and make it more difficult for third parties to replace our current management.

Provisions of our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Amended and Restated By-Laws (“By-Laws”), as well as state insurance statutes, may hinder, delay or prevent unsolicited acquisitions or changes of our control. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	our classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

•

the requirement that 80% of our stockholders must approve mergers and other transactions between us and the holder of 5% or more of our shares, unless the transaction was approved by our board of directors prior to such holder’s acquisition of 5% of our shares;

•	the need for advance notice in order to raise business or make nominations at stockholders’ meetings; and

•

state insurance statutes that restrict the acquisition of control (generally defined as 10% of the outstanding shares, though 5% in Alabama and certain other jurisdictions) of an insurance company without regulatory approval.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of offered securities for working capital, capital expenditures, acquisitions, stock repurchases and other general corporate purposes. The trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of our subordinated debt securities. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated. For purposes of the computation of ratio of earnings to fixed charges, earnings consist of income before income taxes, preferred dividends, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of financing costs and one-third of minimum rental payments under operating leases. The trust had no operations during the periods set forth below and no preferred stock dividends were paid during such periods.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	5.0	6.2	4.9	4.5	12.3	11.0

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase common stock,

•	warrants to purchase preferred stock;

•	warrants to purchase debt securities;

•	stock purchase contracts; and

•

stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder’s obligation to purchase common stock or preferred stock under the stock purchase contract, any of our debt securities, U.S. Treasury securities, or preferred securities of the Trust.

The trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

Pursuant to our Certificate of Incorporation, our authorized capital stock is 505,000,000 shares, consisting of:

•	5,000,000 shares of preferred stock, par value $.10 per share, of which 40,000 shares were designated as Series A Junior Participating Preferred Stock; and

•	500,000,000 shares of common stock, par value $.20 per share.

As of November 1, 2011, we had 137,102,059 outstanding shares of common stock, which excludes unissued shares reserved under various employee compensation plans and shares held by certain of our subsidiaries. No shares of preferred stock are currently outstanding.

No holders of any class of our capital stock are entitled to preemptive rights.

In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

The following is a summary of the material provisions and features of our Certificate of Incorporation and our By-Laws. You should refer to our Certificate of Incorporation and our By-Laws for complete information regarding the provisions of our Certificate of Incorporation and our By-Laws, including the definitions of some of the terms used below. Copies of our Certificate of Incorporation and our By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of our Certificate of Incorporation and our By-Laws are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of W. R. Berkley, holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock, if any.

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Our common stock is listed on the New York Stock Exchange under the symbol “WRB”. All shares of our common stock currently issued and outstanding are fully paid and nonassessable. Shares of our common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable. A more detailed description of our common stock is set forth in our registration statement filed under the Exchange Act on Form 8-A/A on May 1, 2001, including any further amendment or report for the purpose of updating such description.

Preferred Stock

The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

Provisions of Our Certificate of Incorporation and By-Laws

Provisions of our Certificate of Incorporation and By-Laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of W. R. Berkley, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the establishment of a classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

•

the requirement that 80% of our stockholders entitled to vote in the election of directors approve certain transactions between us and certain of our stockholders, including the merger of W. R. Berkley into such certain stockholder, our disposition of substantial assets to such certain stockholder or our exchange of voting securities with such certain stockholder for the sale or lease to us of securities or assets of such certain stockholder;

•	the need for advance notice in order to raise business or make nominations at stockholders’ meetings; and

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “— Authorized and Outstanding Capital Stock” and “— Preferred Stock”).

See “— Restrictions on Ownership Under Insurance Laws,” and “— Delaware General Corporation Law” for other provisions applicable to us that may discourage takeovers.

Classified Board of Directors; Number of Directors; Filling of Vacancies

Our Certificate of Incorporation and By-Laws provide for a board of directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for stockholders to change a majority of our board of directors. Our Certificate of Incorporation and By-Laws also provide that newly created directorships resulting from any increase in the authorized number of up to 15 directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. Directors may be removed at any time for cause by the majority vote of the directors then in office. Additionally, directors may be removed with or without cause by the vote or consent of 80% of our stockholders entitled to vote in the election of directors.

Stockholder Approval of Certain Transactions Effecting a Change of Control

The affirmative vote or consent of 80% of our stockholders entitled to vote in the election of directors is required to authorize any of the following transactions:

•	our merger or consolidation into any other corporation;

•	the sale, lease, exchange, mortgage or other disposition of all or any substantial part of our assets to any other corporation, person or other entity; or

•

the sale or lease by any other corporation, person or entity to us or any of our subsidiaries of any securities or assets, except assets having an aggregate fair market value of less than $4,000,000, in exchange for our or any of our subsidiaries’ voting securities, including securities convertible into voting securities or options and warrants or rights to purchase voting securities;

if such corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors. These transactions do not require an 80% stockholder vote if (a) our board of directors approved a memorandum of understanding with the other corporation prior to the time the other corporation became a beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors or (b) a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of the target corporation is owned by us.

Advance Notice for Raising Business or Making Nominations at Meetings

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at a special meeting of stockholders as has been specified in our notice to stockholders of such meeting, which notice will be given not less than 10 nor more than 60 days before the date of the meeting. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of W. R. Berkley timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The Chairman of the meeting will have the authority to make all determinations with respect to these matters. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the secretary of W. R. Berkley not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors is required to be delivered to the secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice of any nomination for election as a director is required to set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.

Restrictions on Ownership Under Insurance Laws

Although our Certificate of Incorporation and By-Laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring our control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise. Under Alabama law, which is applicable to us due to our ownership of American Mining Insurance Company, Inc., an Alabama-domiciled insurance company, the acquisition of more than 5% of our capital stock is subject to prior regulatory approval.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and our Certificate of Incorporation does not exclude us from the restrictions imposed thereunder. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

•

the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction of a share of a particular series of preferred stock, as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred stock to the record holders of depositary shares relating to such class or series of preferred stock in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, unless otherwise provided in the related prospectus supplement, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is required by the holders of depositary receipts representing 66 2/3% of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed,

•

there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts; or

•	upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their respective duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture between us and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “senior indenture.” Our subordinated debt securities are to be issued under two separate indentures. Our subordinated debt securities which are issued to the trust in connection with the issuance of preferred securities and common securities by that trust are to be issued under an indenture which we sometimes refer to in this prospectus as the “trust-issued subordinated indenture.” Our other subordinated debt securities are to be issued under an indenture which we sometimes refer to in this prospectus as the “subordinated indenture.” Each of the trust-issued subordinated indenture and the subordinated indenture are between us and a trustee and the form of each is filed as an exhibit to the registration statement of which this prospectus forms a part. The trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the “subordinated indentures.” The senior indenture, the trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the “W. R. Berkley indentures” and each individually as a “W. R. Berkley indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

The following are summaries of the material terms and provisions of the W. R. Berkley indentures and the related debt securities. You should refer to the forms of the W. R. Berkley indentures and the debt securities for complete information regarding the terms and provisions of the W. R. Berkley indentures, including the definitions of some of the terms used below, and the debt securities. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture, without specific reference to a particular W. R. Berkley indenture, are referred to, those articles, sections or defined terms are contained in all W. R. Berkley indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the trust-issued subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to a trust.

General

The W. R. Berkley indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The W. R. Berkley indentures do not limit the amount of other Indebtedness or the debt securities, other than certain secured Indebtedness as described below, which we or our Subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The W. R. Berkley indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue.

As of September 30, 2011, we had outstanding approximately $1,512 million face value of senior notes and other debt and $250 million face value of preferred securities issued by a subsidiary trust. The sole assets of that trust consist of $250 million aggregate principal amount of our junior subordinated debentures, and we have guaranteed that trust’s obligations under the securities to the extent that trust has funds available for payment of distributions. See Notes 14 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference in this prospectus.

Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the Subsidiary. The rights of our creditors, including the holders of our debt securities, to participate in the distribution of stock owned by us in certain of the Subsidiaries, including our insurance Subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such Subsidiaries. As of September 30, 2011, our Subsidiaries had approximately $36 million of indebtedness for borrowed money excluding our junior subordinated debentures.

In the event our subordinated debt securities are issued to the trust in connection with the issuance of preferred securities and common securities by the trust, such subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of that trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our subordinated debt securities will be issued to the trust in connection with the issuance of preferred securities and common securities by the trust.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under “— Redemption” below;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common stock and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities issued to a trust, the terms and conditions of any obligation or right of ours or a holder to convert or exchange such subordinated debt securities into preferred securities of that trust;

•

in the case of subordinated debt securities issued to a trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of that trust;

•

in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any modifications or additions to the applicable W. R. Berkley indenture in respect of such debt securities. (Section 3.1)

We will have the ability under the W. R. Berkley indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to:

•

issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5)

We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the W. R. Berkley indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the W. R. Berkley indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other securities property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable W. R. Berkley indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The W. R. Berkley indentures provide that if:

•

the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable W. R. Berkley indenture and a successor depositary is not appointed by us within 90 days of written notice,

•	we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect, or

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then, in an such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

If subordinated debt securities issued to a trust in connection with the issuance of preferred securities and common securities by that trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the applicable W. R. Berkley indenture. (Section 10.4 of the trust-issued subordinated indenture)

We will make all payments of principal of, and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, or

•

an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable W. R. Berkley indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder:

•

was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security,

•	presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere; or

•

presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request:

•	to provide information concerning the nationality, residence or identity of the holder or such beneficial owner, or

•

to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)  any combination of items (1), (2) and (3) above.

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the senior indenture and the subordinated indenture)

Option to Extend Interest Payment Date

If provided in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities issued to a trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of subordinated debt securities. Certain United States Federal income tax consequences and special considerations applicable to such subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the trust-issued subordinated indenture).

Option to Extend Maturity Date

If provided in the related prospectus supplement, we will have the right to change or extend the stated maturity of the principal of the subordinated debt securities of any series issued to a trust upon the liquidation of that trust and the exchange of the subordinated debt securities for the preferred securities of that trust, provided that:

•	we are not in bankruptcy, otherwise insolvent or in liquidation;

•	we have not defaulted on any payment on such subordinated debt securities and no deferred interest payments have accrued;

•	the trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

•

the subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization; and

•	the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the trust.

If we exercise our right to liquidate the trust and exchange the subordinated debt securities for the preferred securities of the trust as described above, any changed stated maturity of the principal of the subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years, plus an extended term of up to an additional 19 years if the conditions described above are satisfied, after the initial issue date of the preferred securities of the trust. (Section 3.14 of the trust-issued subordinated indenture)

Redemption

If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

•

whether and on what terms we will have the option to redeem such debt securities in lieu of paying additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities;

•

whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option; and

•

whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

If provided in the related prospectus supplement, the holders of the debt securities may have the right to cause us to repay their indebtedness upon a change of control of W. R. Berkley.

Each W. R. Berkley indenture provides that if we do not redeem all of the debt securities thereunder, the trustee will select the securities to be redeemed by such method as it shall deem fair and appropriate. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least thirty days and not more than sixty days prior to the redemption date.

Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to the trust, if an Investment Company Event or a Tax Event shall occur and be continuing, we may, at our option, redeem such series of subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of such special event, at a redemption price equal to 100% of the principal amount of such subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the trust-issued subordinated indenture)

For purposes of the trust-issued subordinated indenture, “Investment Company Event” means, in respect of the trust, the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the trust. (Section 1.1 of the trust-issued subordinated indenture)

For purposes of the trust-issued subordinated indenture, “Tax Event” means, in respect of the trust, the receipt by the trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the trust, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities,

•

interest payable by us on such subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States Federal income tax purposes, or

•

the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. (Section 1.1 of the trust-issued subordinated indenture).

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption.

Covenants Applicable to Subordinated Debt Securities Issued to the Trust

We will covenant, as to each series of our subordinated debt securities issued to the trust in connection with the issuance of preferred securities and common securities by that trust, that we will not, and will not permit any of our Subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock, or

•

make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the subordinated debt securities of such series, other than (a) dividends or distributions in our common stock, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of stock under any such plan in the future, (c) payments under any preferred securities guarantee of ours, and (d) purchases of common stock related to the issuance of common stock under any of our benefit plans for our directors, officers or employees, if at such time:

(1)  there shall have occurred any event of which we have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure,

(2)  we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities, or

(3)  we shall have given notice of our election to begin an Extension Period as provided in the applicable subordinated indenture with respect to the subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.10 of the trust-issued subordinated indenture)

In the event our subordinated debt securities are issued to the trust in connection with the issuance of preferred securities and common securities of the trust, for so long as such series of subordinated debt securities remain outstanding, we will also covenant:

•

to maintain directly or indirectly 100% ownership of the common securities of the trust; provided, however, that any permitted successor of ours under the applicable subordinated indenture may succeed to our ownership of such common securities,

•

not to voluntarily dissolve, wind-up or liquidate the trust, except in connection with the distribution of our subordinated debt securities to the holders of preferred securities and common securities in liquidation of the trust, the redemption of all of the preferred securities and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the trust; and

•

to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.12 of the trust-issued subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

Each W. R. Berkley indenture provides that we may not:

(1)  consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or

(2)  permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

•

in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such W. R. Berkley indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities,

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and

•	certain other conditions are satisfied. (Section 8.1)

Events of Default

Except as otherwise provided in the related prospectus supplement and specifically deleted or modified in or pursuant to the related supplemental indenture, board resolution or officer’s certificate establishing the terms of any series of debt securities pursuant to the applicable W. R. Berkley indenture, each of the following events will constitute an Event of Default under the applicable W. R. Berkley indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)  default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2)  default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

(4)  default in the performance, or breach, of any covenant or warranty of ours contained in the applicable W. R. Berkley indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such W. R. Berkley indenture;

(5)  if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable W. R. Berkley indenture;

(6)  we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7)  in the event subordinated debt securities are issued to the trust or a trustee for the trust in connection with the issuance of preferred securities and common securities by the trust, the voluntary or involuntary dissolution, winding up or termination of the trust, except in connection with the distribution of subordinated debt securities to the holders of preferred securities and common securities in liquidation of that trust, the redemption of all of the preferred securities and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the trust;

(8)  certain events in our bankruptcy, insolvency or reorganization; and

(9)  any other Event of Default provided in or pursuant to the applicable W. R. Berkley indenture with respect to the debt securities of such series. (Section 5.1)

If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (8) of the preceding paragraph, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable W. R. Berkley indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (8) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

Each W. R. Berkley indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such W. R. Berkley indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as the board of directors, the executive committee or the trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each W. R. Berkley indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such W. R. Berkley indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

If an Event of Default with respect to a series of subordinated debt securities issued to the trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the trust may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities of the trust. If the right to bring such direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a direct action. (Section 3.12 of the trust-issued subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of Preferred Securities — Events of Default; Notice.” (Section 5.8 of the trust-issued subordinated indenture)

Modification and Waiver

We and the trustee may modify or amend a W. R. Berkley indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•

reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

•	change our obligation to pay additional amounts with respect to any debt security,

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the applicable W. R. Berkley indenture,

•

modify any of the provisions in the applicable W. R. Berkley indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such W. R. Berkley indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common stock or other debt securities or other securities, cash or property in accordance with its terms,

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

•	modify any of the above provisions. (Section 9.2)

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indenture and the trust-issued subordinated indenture)

We and the trustee may modify or amend a W. R. Berkley indenture and the debt securities of any series without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable W. R. Berkley indenture;

•	provide for a successor trustee with respect to the debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in the applicable W. R. Berkley indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable W. R. Berkley indenture which will not adversely affect the interests of the holders of debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable W. R. Berkley indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	secure the debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable W. R. Berkley indenture. (Section 9.1)

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable W. R. Berkley indenture. (Section 10.6) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable W. R. Berkley indenture with respect to debt securities of that series, except a default:

•	in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series; or

•	in respect of a covenant or provision of the applicable W. R. Berkley indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each W. R. Berkley indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such W. R. Berkley indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7)

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be. (Section 4.1)

Each W. R. Berkley indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust, or

•

to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable W. R. Berkley indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date, and

•

we have delivered to the trustee an opinion of counsel, as specified in the applicable W. R. Berkley indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable W. R. Berkley indenture. (Section 4.2)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

“Government Obligations” means debt securities which are:

(1)  direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)  the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable W. R. Berkley indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or

(2)  a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made;

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on:

•	in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or

•	with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event. (Section 4.2)

“Conversion Event” means the cessation of use of:

•

a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

•	any currency unit or composite currency for the purposes for which it was established.

All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indentures). In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets,

•	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indentures)

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indentures)

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

•	if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indentures)

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

•	the subordinated debt securities,

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

•	Indebtedness of ours to an Affiliate of ours,

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,

•	trade accounts payable, and

•

any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (1) W. R. Berkley Capital Trust III, or (2) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indentures)

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

The W. R. Berkley indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state. (Section 1.13)

Information Concerning the Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

Under each W. R. Berkley indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable W. R. Berkley indenture and related matters. (Section 7.3)

DESCRIPTION OF THE WARRANTS TO PURCHASE

COMMON STOCK OR PREFERRED STOCK

The following statements with respect to the common stock warrants and preferred stock warrants are summaries of the material provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the forms of the Common Stock Warrant Agreement and the Preferred Stock Warrant Agreement filed as exhibits to the registration statement of which this prospectus forms a part.

General

The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States Federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder’s election to exercise all or a portion of the stock warrants evidenced by the certificate. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority (“FINRA”) or by a member of a national securities exchange. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

Antidilution and Other Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock or preferred stock, respectively. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of the material provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable W. R. Berkley indenture except as otherwise provided in the applicable W. R. Berkley indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF PREFERRED SECURITIES

The trust will be governed by the terms of a restated trust agreement. Under the restated trust agreement, the trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the subordinated debt securities purchased by the trust using the proceeds from the sale of its preferred securities and its common securities. The subordinated debt securities issued to the trust will be guaranteed by us on a subordinated basis and are referred to as the “corresponding subordinated debt securities” relating to the trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. You should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of a restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

Under the terms of the restated trust agreement for the trust, the administrative trustees will issue the preferred securities on behalf of the trust. The preferred securities will represent preferred beneficial interests in the trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the trust except as described under “— Subordination of Common Securities.” The property trustee will hold legal title to the corresponding subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the trust are collectively referred to as the “trust securities” of the trust.

We will issue a guarantee agreement for the benefit of the holders of the trust’s preferred securities. Under such preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related trust has funds on hand to make such payments. See “Description of Preferred Securities Guarantee.”

Distributions

Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day, and without any additional distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. (Section 4.1) A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business. (Section 1.1)

Distributions on the preferred securities will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on the corresponding subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding subordinated debt securities. See “Description of Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities, by the trust which issued such preferred securities during any such Extension Period. (Section 4.1)

The funds of the trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on a limited basis as set forth herein under “Description of Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one Business Day prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption.    Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by the trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding subordinated debt securities. (Section 4.2) If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

We will have the right to redeem any series of corresponding subordinated debt securities:

•	at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of Debt Securities — Redemption,” or

•	as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities.    If a Special Event relating to the preferred securities and common securities of the trust shall occur and be continuing, we have the right to redeem the corresponding subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve the related trust and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause such corresponding subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the trust. If we do not elect to redeem the corresponding subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding preferred securities and common securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event. (Section 1.1)

On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of the trust:

•	the trust securities will no longer be deemed to be outstanding,

•

the depositary or its nominee, as the record holder of the applicable preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution, and

•

any certificates representing such preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance. (Section 4.2)

We cannot predict the market prices for the preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding subordinated debt securities that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also “— Subordination of Common Securities.”

If the trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the related trust or by us pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantee”, distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, including, without limitation, United States Federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If less than all of the preferred securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof called for redemption and distributions will cease to accrue on the related preferred securities or portions thereof. (Section 4.2)

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding subordinated debt securities, the holder of the trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the trust’s common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of the Trust

Pursuant to the restated trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1)  certain events of our bankruptcy, dissolution or liquidation;

(2)  the distribution to the holders of its trust securities of corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the property trustee to dissolve the trust, which direction is optional and wholly within our discretion, as Depositor;

(3)  the redemption of all of the trust’s trust securities following a Special Event;

(4)  the redemption of all of the trust’s preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

(5)  the entry of an order for the dissolution of the trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in clause (1), (2) or (5) above or upon the date designated for automatic dissolution of the trust, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the property trustee, in consultation with us, not to be practical, such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such Liquidation Distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the trust on its preferred securities shall be paid on a pro rata basis. Holders of the trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

Any one of the following events constitutes an “Event of Default” under the restated trust agreement with respect to the preferred securities, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)  the occurrence of an event of default in respect of the corresponding subordinated debt securities (see “Description of Debt Securities — Events of Default”);

(2)  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3)  default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4)  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such restated trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5)  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by the holder of the common securities of the trust to appoint a successor property trustee within 60 days thereof. (Section 1.1)

Within five Business Days after the occurrence of any Event of Default actually known to the property trustee, the property trustee shall transmit notice of such Event of Default to the holders of the trust’s preferred securities, the administrative trustees and to us, as Depositor, unless such Event of Default shall have been cured or waived. We, as Depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and the administrative trustees are in compliance with all the conditions and covenants applicable to us and the administrative trustees under the restated trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the trust as described above. See “— Liquidation Distribution Upon Dissolution of the Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of Trustees

Unless an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the restated trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the trust may at the time be located, the holder of the common securities and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the property of the trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment. (Section 8.9)

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party shall be the successor of such trustee under the restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Trust.” The trust may, at our request, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that:

•

such successor entity either (a) expressly assumes all of the obligations of the trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities,

•

the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect,

•	such successor entity has a purpose substantially identical to that of the trust,

•

prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act, and

•

we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

Except as provided below and under “Description of Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

Amendment of Restated Trust Agreement

The restated trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities:

(1)  to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2)  to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of the restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the trust.

The restated trust agreement may be amended by us and the trustees with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities, and receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States Federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

So long as any corresponding subordinated debt securities are held by the property trustee, the trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding subordinated debt securities,

•	waive any past default that is waivable under Section 5.13 of the subordinated indentures (as described in “Description of the Debt Securities — Modification and Waiver”),

•	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable, or

•	consent to any amendment, modification or termination of the subordinated indenture or such corresponding subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the restated trust agreement. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours or any trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities of the trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of W. R. Berkley, the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing the trust’s preferred securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of trust will provide that:

•	if we advise the trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days,

•	we at our option advise the trustees in writing that we elect to terminate the book-entry system through the depositary, or

•

after the occurrence of an event of default under the corresponding subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the property trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

Payment and Paying Agency

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any copaying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and the property trustee. In the event the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee, other than during the occurrence of and continuation of a default by us in performance of any trust-issued subordinated indenture, undertakes to perform, without negligence, acting in bad faith or willful misconduct, only those duties specifically set forth in the restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs after default with respect to any trust-issued subordinated indenture. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered indemnity reasonably satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the property trustee shall take such action as is directed by us. If it is not so directed, the property trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding subordinated debt securities will be treated as our indebtedness for United States Federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the restated trust agreement, that we and the administrative trustees determine in our and their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEE

Concurrently with the issuance by the trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The property trustee will act as indenture trustee under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. In this prospectus, we refer to the property trustee acting as indenture trustee under the preferred securities guarantee as the “guarantee trustee.” The following is a summary of the material terms and provisions of the preferred securities guarantee. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever particular sections or defined terms of a preferred securities guarantee are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means the trust’s preferred securities to which a preferred securities guarantee relates. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the related trust’s preferred securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments without duplication of amounts theretofore paid by or on behalf of the trust, to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following Guarantee Payments with respect to the preferred securities, to the extent not paid by or on behalf of the related trust, will be subject to the preferred securities guarantee:

•	any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the trust has funds on hand available for payment at such time,

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the trust has funds on hand available for payment at such time, and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding subordinated debt securities are distributed to holders of such preferred securities, the lesser of (a) the Liquidation Distribution, to the extent the trust has funds available for payment at such time, and (b) the amount of assets of the trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the preferred securities or by causing the trust to pay such amounts to such holders. (Section 5.1)

The preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the trust’s payment obligations under the preferred securities, but will apply only to the extent that such trust has funds sufficient to make such payments. The preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection.

If we do not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. The preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours, including all debt securities, except those ranking equally or subordinate by their terms. See “— Status of the Preferred Securities Guarantee.” Because we are a holding company, our rights and the rights of our stockholders and creditors, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantee does not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the preferred securities guarantee, the restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the preferred securities. See “W. R. Berkley Capital Trust III,” “Description of Preferred Securities,” and “Description of Debt Securities.”

Status of the Preferred Securities Guarantee

The preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

The preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3) The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4) The preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the corresponding subordinated debt securities. The preferred securities guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantee.

Payment of Additional Amounts

We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, or

•

an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee, (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

(2)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the trust addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)  any combination of items (1), (2) and (3) above.

In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no vote will be required, the preferred securities guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2) All guarantees and agreements contained in the preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

Events of Default

An event of default under the preferred securities guarantee will occur upon a failure by us to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such preferred securities guarantee. (Section 5.4)

If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in the preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

Termination of the Preferred Securities Guarantee

The preferred securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the preferred securities,

•	the distribution of the corresponding subordinated debt securities to the holders of the preferred securities, or

•	upon full payment of the amounts payable upon liquidation of the trust.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

New York Law to Govern

The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed wholly in that state. (Section 8.5)

Expense Agreement

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	our senior debt securities or our subordinated debt securities,

•	U.S. Treasury securities, or

•	preferred securities of the trust.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts,

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units, and,

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

We and/or the trust may sell offered securities in any one or more of the following ways from time to time: through agents; to or through underwriters; through dealers; or directly to purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we and/or the trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our and/or the trust’s offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We and/or the trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we and/or the trust grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or the trust and the sale thereof may be made by us and/or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or the trust to indemnification by us and/or the trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we and/or the trust will authorize underwriters or other persons acting as our and/or the trust’s agents to solicit offers by certain institutions to purchase offered securities from us and/or the trust at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of our and/or the trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we or the trust will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the shares of common stock which are listed on the New York Stock Exchange, will have no established trading market. We and/or the trust may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the trust shall be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Unless otherwise stated in the applicable prospectus supplement, the validity of the preferred securities offered by the trust in the applicable prospectus supplement will be passed upon for the trust by Prickett, Jones & Elliott, P.A., special Delaware counsel to the trust. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. As of November 21, 2011, Jack H. Nusbaum, Senior Partner of Willkie Farr & Gallagher LLP and a member of our board of directors, beneficially owned 74,827 shares of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedules of W. R. Berkley Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010 in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

W. R. Berkley Corporation

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, relating to our common stock and other securities. This prospectus is a part of such registration statement, but such registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy the registration statement and any other document that we file with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Our filings with the Commission are also available from the Commission’s web site at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference room. Information about us is also available on our web site at http://www.wrberkley.com. Information on our web site is not a part of this prospectus.

W. R. Berkley Capital Trust III

There are no separate financial statements of the trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the trust;

•

The trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds in subordinated debt securities issued by us; and

•	The obligations of the trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of Preferred Securities Guarantee.”

The trust is not currently subject to the information reporting requirements of the Exchange Act. The trust will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus, although the trust intends to seek and expect to receive an exemption from those requirements. If the trust does not receive such an exemption, the expenses of operating the trust would increase, as would the likelihood that we would exercise our option to dissolve and liquidate the trust early.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	Our Current Report on Form 8-K, dated May 17, 2011 (as amended by Amendment No. 1 filed on September 14, 2011);

•	Our Proxy Statement dated April 5, 2011 for our 2011 Annual Meeting of Stockholders; and

•

The descriptions of our common stock set forth in our registration statement on Form 8-A/A filed with the Commission on May 1, 2001, including any further amendments or reports for the purposes of updating such descriptions.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall also be deemed to be incorporated by reference into this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call us at (203) 629-3000 or write us at the following address: W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830, Attention: Ira S. Lederman, Secretary.